                                                      Exhibit 10.22 of Item 15

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of March 4,
2003, by and between T3 Group, LLC, a Delaware limited liability  company,  ("T3
Group") and Medix Resources, Inc., a Colorado corporation (the "Company").

     WHEREAS,  the Company,  T3 Group and Comdisco Ventures,  Inc.  ("Comdisco")
have entered into that certain Asset  Purchase  Agreement  dated as of even date hereof (the "Purchase  Agreement") pursuant to which Comdisco sold,  transferred and conveyed to Buyer,  and Buyer  purchased,  on the terms and  conditions  set forth therein,  certain rights,  property and assets owned by Comdisco that were formerly owned by ePhysician,  Inc.  ("ePhysician") and used by ePhysician prior to ePhysician's  cessation of operations in its web-enabled  computing  products and communications services business as then conducted; and

     WHEREAS,  the Company  agreed to issue to T3 Group,  for the benefit and in lieu of, and at the request and pursuant to the  authorization  of,  Comdisco as payment for certain  obligations of Comdisco to T3 Group,  One Hundred  Thousand
(100,000) shares of the Company's common stock as part of the purchase price for the  assets  purchased  pursuant  to the terms and  conditions  of the  Purchase
Agreement  and the Company has agreed to grant  registration  rights to T3 Group with respect to such  shares,  all for the benefit of and in lieu of, and at the request of and pursuant to the authorization of, Comdisco; and

     WHEREAS,  this Agreement is made as a condition of the  consummation of the transactions contemplated by the Purchase Agreement.

     The parties hereby agree as follows:

     1.   Certain Definitions.

     As used in this  Agreement,  the  following  terms shall have the following meanings:

     "Affiliate"  means,  with  respect to any person,  any other  person  which directly or indirectly  controls,  is controlled  by, or is under common control with, such person.  "Control" means the possession,  direct or indirect,  of the power to direct or cause the  direction  of the  management  and  policies  of a person,  whether  through the  ownership  of voting  securities,  by contract or otherwise.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     "Common Stock" shall mean the Company's  common stock,  par value $.001 per share.

     "Investor" shall mean T3 Group and any Affiliate or permitted transferee of
T3 Group who is a subsequent holder of the Registrable Securities.

     "Prospectus"  shall  mean  the  prospectus  included  in  any  Registration
Statement, as amended or supplemented by any prospectus supplement, with respect to the  terms of the  offering  of any  portion  of the  Registrable  Securities covered  by  such  Registration  Statement  and  by  all  other  amendments  and supplements  to the  prospectus,  including  post-effective  amendments  and all material incorporated by reference in such prospectus.

     "Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration  Statement or similar document in compliance
with  the  Act  (as  defined   below),   and  the  declaration  or  ordering  of
effectiveness of such Registration Statement or document.

     "Registrable  Securities" shall mean the shares of Common Stock issuable to
T3 Group upon the consummation of the transactions  contemplated by the Purchase
Agreement as part of the Purchase  Price  described in Section 5 of the Purchase
Agreement,  and any other  securities  issued or issuable  with respect to or in exchange for the Registrable Securities. Notwithstanding the foregoing, the term
Registrable  Securities  shall not include  (a) any such shares  which have been registered under the Act pursuant to an effective  Registration  Statement filed thereunder and disposed of in accordance with such Registration  Statement,  and
(b) any such shares  which can be publicly  sold  pursuant to Rule 144 under the
Act.

     "Registration  Statement"  shall  mean any  registration  statement  of the
Company  filed on Form S-3 (or any successor  form  thereto)  under the Act that covers the sale of any of the Registrable  Securities pursuant to the provisions of this Agreement,  amendments and supplements to such  Registration  Statement, including post-effective  amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Act"  means the  Securities  Act of 1933,  as  amended,  and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities  Exchange Act of 1934, as amended,  and the rules and regulations promulgated thereunder.

     2. Registration.

          (a)  Registration Statements. The Company agrees that it shall include the  Registrable  Securities on the next  Registration  Statement filed by the Company  pursuant to the Act with the SEC  following the consummation of the transactions contemplated by the Purchase
               Agreement  (the  "Closing").  The Company  reserves  the right to include any  securities for its own account or for the account of any  third  party  in such  Registration  Statement  without  the consent of the Investor or notice to the  Investor.  The Investor acknowledges  that the  Company  currently  does  not  anticipate filing another  Registration  Statement on Form S-3 prior to June
               1, 2003.

          (b)  Expenses.  The Company will pay all expenses  associated with the registration of the Registrable Securities,  including filing and printing fees, counsel and accounting fees of the Company,  costs associated  with  clearing the  Registrable  Securities  for sale under  applicable state securities laws subject to the provisions hereof, and listing fees, but excluding  discounts,  commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable
               Securities being sold.

          (c)  Effectiveness.

               (i)  The Company shall use its commercially reasonable efforts to have the Registration  Statement  declared effective as soon as reasonably practicable following its filing with the SEC.

               (ii) For not more than sixty (60) consecutive trading days in any six (6)  month  period  or for a total of not more  than one hundred  thirty five (135)  trading  days in any twelve (12)
                    month  period,  the  Company  may  delay the  disclosure  of material non-public  information  concerning the Company, by terminating or suspending  effectiveness of any registration contemplated  by this Section 2, the  disclosure of which at the time is not, in the good faith  opinion of the  Company, in the best  interests of the Company (an "Allowed  Delay");
                    provided  that the  Company  shall  promptly  (a) notify the
                    Investor  in writing of the  existence  of (but in no event, without the prior written consent of the Investor, shall the
                    Company  disclose  to  the  Investor  any of  the  facts  or circumstances  regarding)  material  non-public  information giving rise to an Allowed Delay, and (b) advise the Investor in  writing  to  cease  all  sales  under  the  Registration
                    Statement until the end of the Allowed Delay.

          (d)  Underwritten  Offering.  If  any  offering  pursuant  to a
               Registration  Statement  pursuant to Section 2(a) hereof involves an  underwritten  offering,  the Company  shall have the right to select  an  investment  banker  and  manager  to  administer  the offering.

     3.   Company  Obligations.  The  Company  will use its  commercially reasonable  efforts  to effect  the  registration  of the  Registrable
          Securities  in  accordance  with  the  terms  of this  Section  3, and pursuant thereto the Company will:

          (a)  subject  to  the  provisions  hereof,   cause  such  Registration
               Statement  to  become   effective  and  to  remain   continuously
               effective  for a period that will  terminate  upon the earlier of
               (i) the date on which all Registrable Securities, covered by such
               Registration  Statement,  as amended from time to time, have been sold, and (ii) the date on which all  Registrable  Securities may be sold pursuant to Rule 144;

          (b)  prepare and file with the SEC such amendments and  post-effective amendments to the  Registration  Statement and the  Prospectus as
               may be necessary to keep the Registration Statement effective for the  period  specified  in  Section  3(a) and to comply  with the provisions  of the Act and  the  1934  Act  with  respect  to the distribution of all Registrable Securities;

          (c)  furnish to the Investor and its legal counsel (i) promptly  after the same is prepared and publicly distributed,  or filed with the
               SEC, at least one (1) copy of any Registration  Statement and any amendment thereto, each preliminary prospectus and Prospectus and each  amendment or supplement  thereto (other than any portion of any thereof which contains  information for which the Company has sought confidential treatment), and (ii) such number of copies of
               a  Prospectus,   including  a  preliminary  prospectus,  and  all
               amendments and  supplements  thereto and such other  documents as the Investor may  reasonably  request in order to facilitate  the disposition of the Registrable Securities owned by the Investor;

          (d)  in the event the Company selects an underwriter for the offering,
               the  Company   shall  enter  into  and  perform  its   reasonable
               obligations  under  an  underwriting   agreement,  in  usual  and
               customary  form,   including,   without   limitation,   customary
               indemnification   and   contribution   obligations,    with   the
               underwriter of such offering;

          (e)  subject to the  provisions  hereof,  prevent the  issuance of any stop order or other  suspension  of  effectiveness  and,  if such order is issued,  obtain the  withdrawal of any such order at the earliest possible moment;

          (f)  prior to any public offering of Registrable Securities,  register or qualify or  cooperate  with the  Investor  and its  counsel in
               connection  with  the   registration  or  qualification  of  such
               Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all  other  reasonable  acts or  things  necessary  or advisable to enable the distribution in such jurisdictions of the
               Registrable  Securities  covered  by the  Registration  Statement provided,  however,  that the Company  shall not be
               required  to  (i)  qualify  to  transact  business  as a  foreign corporation  in any  jurisdiction  where it is not so  qualified,
               (ii)  consent  to general  service of process or (iii)  submit to taxation in any such jurisdiction,  unless the Company is already subject to service or subject to taxation in such jurisdiction;

          (g)  cause  all  Registrable  Securities  covered  by  a  Registration
               Statement to be listed on each securities  exchange,  interdealer quotation  system  or other  market on which  similar  securities issued by the Company are then listed;

          (h)  promptly  notify  the  Investor,  at any time  when a  Prospectus
               relating  to  the  Registrable   Securities  is  required  to  be
               delivered  under  the  Act,  upon  discovery  that,  or upon  the happening  of any  event as a result  of  which,  the  Prospectus included  in such  Registration  Statement,  as  then in  effect, includes an untrue statement of a material fact or omits to state any material fact  required to be stated  therein or necessary to make  the  statements  therein  not  misleading  in  light of the circumstances  then  existing,  and at the  request  of any  such holder,  promptly prepare and furnish to such holder a reasonable number of  copies  of a  supplement  to or an  amendment  of such
               Prospectus as may be necessary so that,  as thereafter  delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue  statement of a material fact or omit to  state a  material  fact  required  to be  stated  therein  or necessary to make the statements  therein not misleading in light of the circumstances then existing; and

          (i)  comply with all applicable rules and regulations of the SEC under the Act and the 1934  Act,  take  such  other  actions  as may be reasonably  necessary  to  facilitate  the  registration  of  the
               Registrable Securities hereunder.

     4.   Obligations of the Investor.

          (a)  The  Investor  shall  furnish  in  writing  to the  Company  such information regarding itself, the Registrable  Securities held by it and the  intended  method of  disposition  of the  Registrable
               Securities held by it, as shall be reasonably  required to effect the registration of such Registrable Securities and shall execute such  documents  in  connection  with  such  registration  as the
               Company may  reasonably  request.  At least fifteen (15) Business
               Days  prior  to  the  first   anticipated   filing  date  of  any
               Registration Statement,  the Company shall notify the Investor of the  information  the Company  requires  from the  Investor  with respect  thereto.  The Investor shall provide such information to the  Company at least five (5)  Business  Days prior to the first anticipated filing date of such Registration Statement.

          (b)  The Investor,  by its acceptance of the  Registrable  Securities, agrees to cooperate  with the Company as reasonably  requested by the Company in connection  with the  preparation  and filing of a
               Registration Statement hereunder.

          (c)  In the event the Company  determines to engage the services of an underwriter,  the  Investor  agrees to enter into and perform its
               obligations  under  an  underwriting   agreement,  in  usual  and
               customary  form,   including,   without   limitation,   customary
               indemnification and contribution  obligations,  with the managing underwriter  of such  offering and take such other actions as are reasonably  required  in  order to  expedite  or  facilitate  the dispositions of the Registrable Securities.

          (d)  The  Investor  agrees  that,  upon receipt of any notice from the
               Company of the  happening of any event  rendering a  Registration
               Statement  no longer  effective,  the Investor  will  immediately discontinue disposition of Registrable Securities pursuant to the
               Registration  Statement  covering  such  Registrable  Securities, until the Investor's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company,  the Investor shall deliver to the
               Company (at the expense of the  Company) or destroy  (and deliver to the Company a certificate  of  destruction)  all copies in the
               Investor's  possession of the Prospectus covering the Registrable
               Securities current at the time of receipt of such notice.

          (e)  The Investor may not participate in any third party  underwritten
               registration   hereunder   unless  it  (i)  agrees  to  sell  the
               Registrable  Securities on the basis provided in any underwriting arrangements  in usual and  customary  form  entered  into by the
               Company,  (ii) completes and executes all questionnaires,  powers of  attorney,  indemnities,  underwriting  agreements  and  other
               documents   reasonably   required   under   the   terms  of  such
               underwriting  arrangements,  and (iii) agrees to pay its pro rata
               share   of   all   underwriting    discounts   and   commissions.
               Notwithstanding the foregoing, the Investor shall not be required to make any representations to such underwriter, other than those with respect to itself and the  Registrable  Securities  owned by it, including its right to sell the Registrable  Securities,  and any  indemnification  in favor of the underwriter by the Investor shall be  several  and not joint and  limited  in the case of the
               Investor,  to the proceeds received by the Investor from the sale
               of  its   Registrable   Securities.   The   scope   of  any  such
               indemnification  in favor of an  underwriter  shall be limited to the same extent as the indemnity provided in Section 5(b) hereof.

     5.   Indemnification.

          (a)  Indemnification  by the Company.  The Company will  indemnify and
               hold   harmless  the  Investor  and  its   respective   officers,
               directors, members, employees and agents, successors and assigns, and each other person,  if any, who controls the Investor  within the meaning of the Act,  against any losses,  claims,  damages or liabilities,  joint or several,  to which such  seller,  officer, director,  member, or controlling person may become subject under the Act or otherwise,  insofar as such losses, claims, damages or liabilities  (or actions in respect  thereof) arise out of or are based upon: (i) any untrue  statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary  prospectus or final prospectus contained therein, or
               any   amendment  or  supplement   thereof;   (ii)  any  blue  sky
               application   or  other   document   executed   by  the   Company
               specifically  for that purpose or based upon written  information furnished by the Company filed in any state or other jurisdiction in  order to  qualify  any or all of the  Registrable  Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission  or alleged  omission to state  therein a material  fact required to be stated therein or necessary to make the statements therein not misleading;  (iv) any violation by the Company or its agents  of any  rule  or  regulation  promulgated  under  the Act applicable to the Company or its agents and relating to action or
               inaction   required  of  the  Company  in  connection  with  such
               registration;  or (v) any  failure to  register  or  qualify  the
               Registrable  Securities  included in any such Registration in any
               state  where  the   Company  or  its  agents  has   affirmatively
               undertaken  or agreed in writing that the Company will  undertake such  registration or qualification on the Investor's behalf (the undertaking  of  any  underwriter  chosen  by the  Company  being attributed to the Company) and will  reimburse the Investor,  and each such officer,  director or member and each such  controlling person for any legal or other  expenses  reasonably  incurred  by them in connection with investigating or defending any such loss, claim, damage, liability or action;  provided,  however, that the
               Company  will not be liable in any such case if and to the extent that any such loss,  claim,  damage or liability arises out of or is based upon an untrue  statement or alleged untrue statement or
               omission  or  alleged   omission  so  made  in  conformity   with
               information  furnished  by the  Investor or any such  controlling person  in  writing  specifically  for use in  such  Registration
               Statement or Prospectus.

          (b)  Indemnification   by  the  Investor.   In  connection   with  any
               registration  pursuant  to  the  terms  of  this  Agreement,  the
               Investor will furnish to the Company in writing such  information as the  Company  reasonably  requests  concerning  the holders of
               Registrable Securities or the proposed manner of distribution for use in connection with any  Registration  Statement or Prospectus and agrees to indemnify and hold harmless,  to the fullest extent
               permitted  by  law,  the  Company,   its   directors,   officers,
               employees,  stockholders and each person who controls the Company
               (within  the  meaning of the Act)  against  any  losses,  claims, damages,  liabilities and expenses (including reasonable attorney fees)  resulting from any untrue  statement of a material fact or any  omission  of a material  fact  required  to be stated in the
               Registration Statement or Prospectus or preliminary prospectus or
               amendment  or  supplement   thereto  or  necessary  to  make  the
               statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information  furnished  in writing by the Investor to the Company specifically  for  inclusion  in such  Registration  Statement or
               Prospectus  or  amendment  or  supplement  thereto  and that such information  was  substantially  relied  upon by the  Company  in preparation  of the  Registration  Statement or Prospectus or any
               amendment or supplement  thereto. In no event shall the liability of the  Investor be greater in amount  than the dollar  amount of the proceeds  (net of all  expenses  paid by the Investor and the amount of any damages such holder has otherwise  been required to pay by reason of such untrue  statement or omission)  received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (c)  Conduct of  Indemnification  Proceedings.  Any person entitled to indemnification  hereunder  shall (i) give  prompt  notice to the indemnifying  party of any claim  with  respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the  indemnified  party;  provided  that any person  entitled  to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim,  but the fees and expenses of such counsel shall be at the expense of such person unless (a) the  indemnifying  party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable  judgment of any such  person,  based upon written  advice of its  counsel,  a
               conflict  of  interest   exists   between  such  person  and  the
               indemnifying party with respect to such claims (in which case, if the person notifies the  indemnifying  party in writing that such person  elects to employ  separate  counsel at the expense of the indemnifying  party,  the  indemnifying  party shall not have the right to  assume  the  defense  of such  claim on  behalf of such
               person);  and  provided,   further,   that  the  failure  of  any
               indemnified  party to give  notice as provided  herein  shall not relieve  the  indemnifying  party of its  obligations  hereunder, except to the  extent  that such  failure  to give  notice  shall materially adversely affect the indemnifying party in the defense of any  such  claim  or  litigation.  It is  understood  that the indemnifying  party shall not, in connection  with any proceeding in the same jurisdiction,  be liable for fees or expenses of more than  one  separate  firm of  attorneys  at any time for all such indemnified  parties. No indemnifying party will, except with the consent  of  the  indemnified  party,  consent  to  entry  of any judgment or enter into any settlement that does not include as an
               unconditional   term  thereof  the  giving  by  the  claimant  or
               plaintiff  to  such  indemnified  party  of a  release  from  all liability in respect of such claim or litigation.

          (d)  Contribution.  If for any reason the indemnification provided for in the  preceding  paragraphs  (a) and (b) is  unavailable  to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such  loss,  claim,  damage or  liability  in such proportion as is appropriate to reflect the relative fault of the indemnified  party  and the  indemnifying  party,  as well as any other  relevant  equitable  considerations.  No person  guilty of fraudulent  misrepresentation within the meaning of Section 11(f)
               of the Act shall be entitled to contribution  from any person not guilty of such  fraudulent  misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar  amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise  been required to pay by reason of such untrue  or  alleged  untrue  statement  or  omission  or  alleged omission)  received  by it  upon  the  sale  of  the  Registrable
               Securities giving rise to such contribution obligation.

     6.   Miscellaneous.

          (a)  Amendments  and  Waivers.  This  Agreement  may not be  modified, amended, supplemented,  canceled or discharged, except by written instrument executed by all parties.  No failure to exercise,  and no delay in exercising,  any right, power or privilege under this
               Agreement  shall  operate  as a waiver,  nor shall any  single or partial  exercise  of any  right,  power or  privilege  hereunder preclude the exercise of any other right, power or privilege.  No waiver  of any  breach of any  provision  shall be deemed to be a waiver of any preceding or  succeeding  breach of the same or any other provision,  nor shall any waiver be implied from any course of  dealing  between  the  parties.  No  extension  of  time  for performance  of any  obligations or other acts hereunder or under any other  agreement  shall be deemed to be an  extension  of the time for performance of any other  obligations or any other acts.
               The rights and remedies of the parties  under this  Agreement are in addition to all other rights and  remedies,  at law or equity, that they may have against each other.

          (b)  Notices.  Any  notice  or  other  communication  required  by  or permitted to be given in connection  with this Agreement shall be in writing,  except as expressly  otherwise permitted herein, and shall be delivered in person  (including  via  overnight  courier service) or sent by telecopy or  certified  or  registered  mail, return  receipt  requested,  postage  prepaid,  to the respective parties at the addresses  referenced  below.  Each of the parties may change the address to which it desires  notices to be sent if it notifies the other party of such change in accordance with the provisions of this Section  6(b).  Any such notice will be deemed to be given when  received,  if  personally  delivered or sent by telecopy and, if mailed, three (3) business days after deposit in the United States mail, properly  addressed,  with proper postage affixed.

            The Investor:           T3 Group, LLC
                                    -----------------------
                                    Attention:  Shant Sood
                                    Facsimile:

            The Company:            Medix Resources, Inc.
                                    420 Lexington Avenue
                                    New York, New York 10170
                                    Attention: Darryl R. Cohen
                                    Facsimile: (212) 681-9817

            With a copy to:         Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey 07068
                                    Facsimile: (973) 597-2400

                              Attention.: Peter H. Ehrenberg, Esq.

          (c)  Assignments and Transfers by the Investor. The provisions of this
               Agreement  shall be binding  upon and inure to the benefit of the
               Investor and its respective  successors and assigns. The Investor may transfer or assign, in whole or from time to time in part, to one or more persons it rights  hereunder in  connection  with the transfer  of  Registrable  Securities  by the  Investor  to  such person,  provided that the Investor  complies with all applicable laws thereto and provides  written  notice of  assignment  to the
               Company promptly after such assignment is effected.

          (d)  Assignments and Transfers by the Company.  This Agreement may not
               be assigned by the Company  without the prior written  consent of the Investor,  except that without the prior  written  consent of the  Investor,  but after  notice duly given,  the Company  shall assign its  rights  and  delegate  its  duties  hereunder  to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties,  in the event of a merger or consolidation of the Company with or into another  corporation or the sale of all or substantially all of the Company's assets.

          (e)  Benefits  of the  Agreement.  The  terms and  conditions  of this
               Agreement  shall inure to the benefit of and be binding  upon the respective  permitted  successors  and  assigns  of the  parties.
               Nothing in this  Agreement,  express or  implied,  is intended to confer  upon any party  other  than the  parties  hereto or their
               respective   successors   and  assigns   any  rights,   remedies,
               obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (f)  Counterparts; Faxes. This Agreement may be executed in any number of  counterparts,  each of which shall be an original  but all of which together shall  constitute one and the same  instrument.  A telecopy  signature of any party shall be  considered to have the same binding legal effect as an original signature.

          (g)  Titles  and  Subtitles.  Titles  and  subtitles  are  not  to  be considered  part of  this  Agreement,  are  included  solely  for convenience,  and  are  not  intended  to  be  full  or  accurate descriptions of the contents hereof.

          (h)  Severability.  Any provision of this Agreement that is prohibited
               or  unenforceable   in  any   jurisdiction   shall,  as  to  such
               jurisdiction, be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof but shall be interpreted as if it were written so as to be enforceable  to the maximum extent  permitted by applicable  law, and any such prohibition or  unenforceability in any jurisdiction shall not  invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by  applicable law, the parties  hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

          (i)  Further  Assurances.  The parties  shall  execute and deliver all such further  instruments  and  documents and take all such other
               actions  as  may   reasonably   be  required  to  carry  out  the
               transactions  contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          (j)  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto  pertaining to the subject matter hereof
               and,  supersedes  all  prior  and   contemporaneous   agreements,
               understandings,  negotiations,  and discussions,  whether oral or written, of the parties. No supplement, modification,  amendment, or waiver of this Agreement  shall be binding unless  executed in writing by the party to be bound thereby. No waiver of any of the provisions  of  this  Agreement  shall  be  deemed  to  or  shall constitute a waiver of any other  provisions  hereof  (whether or not  similar),  nor shall such  waiver  constitute  a  continuing waiver unless otherwise expressly provided.

          (k)  Applicable   Law.  This  Agreement  shall  be  governed  by,  and
               construed in accordance  with,  the internal laws of the State of
               New York,  without  reference  to the  choice  of law  principles thereof.  Each of the parties hereto  irrevocably  submits to the co-exclusive  jurisdiction of the courts of the State of New York and the United States District  Courts for the Southern  District
               of New York for the purpose of any suit,  action,  proceeding  or judgment  relating  to or arising out of this  Agreement  and the transactions  contemplated  hereby.  Each of the  parties  hereto irrevocably consents to the jurisdiction of any such court in any such  suit,  action or  proceeding  and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the  laying  of venue  of any such  suit,  action  or  proceeding brought in such courts and irrevocably  waives any claim that any such  suit,  action or  proceeding  brought in any such court has been  brought  in  an  inconvenient  forum.  In  the  event  that litigation  pursuant to this  Agreement  is  commenced  or in the event that any other dispute resolution method is commenced,  the prevailing  party's  legal fees and court  costs shall be paid by the unsuccessful party.

          (l)  Expenses.  Except as otherwise provided herein, the parties shall pay  their own fees and  expenses,  including  their own  counsel
               fees,   incurred  in  connection   with  this  Agreement  or  any
               transaction contemplated hereby.

     IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement or caused their duly  authorized  officers to execute this  Agreement as of the date first above written.

The Company:                              MEDIX RESOURCES, INC.

                                    By:_________________________
                                          Name:
                                          Title:

The Investor:                             T3 GROUP, LLC

                                    By:_____________________________
                                          Name:
                                          Title: